Exhibit 5.1

May 1, 2026

Guerrilla RF, Inc.

2000 Pisgah Church Road

Greensboro, North Carolina 27455

Re:        Guerrilla RF, Inc.

Post-Effective Amendment No. 2 to Registration Statement on Form S-1

(File Number 333-278952)

   Ladies and Gentlemen:

We have acted as counsel to Guerrilla RF, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and resale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of 5,215,086 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

The Shares offered pursuant to the Registration Statement include (i) an aggregate of 1,465,000 shares of Common Stock issued to investors in a private placement offering which initially closed on March 28, 2024 (the “2024 Private Placement”), (ii) an aggregate of 1,465,000 shares of Common Stock issuable upon the exercise of warrants issued to investors in the 2024 Private Placement, (iii) an aggregate of 606,293 shares of Common Stock issued to debtholders upon the conversion of convertible debt and outstanding deferred interest in connection with the 2024 Private Placement (the “Debt Conversion”), (iv) an aggregate of 606,293 shares of Common Stock issuable upon the exercise of warrants issued to debtholders in the Debt Conversion, (v) 12,500 shares of Common Stock issued to Salem Investment Partners V, Limited Partnership, a North Carolina limited partnership (“Salem”) on May 1, 2023, in connection with a loan facility, and (vi) 1,060,000 shares of Common Stock issued to Salem on September 6, 2023, in connection with another loan facility ((i), (iii), (v) and (vi) together, the “Outstanding Shares,” and (ii) and (iv) together, the “Warrant Shares”), which Shares may be offered and sold from time to time by the Selling Stockholders.

In connection with the opinions below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company as currently in effect; (iii) the Amended and Restated Bylaws of the Company as currently in effect; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the securities covered by the Registration Statement; and (v) such other documents, corporate records and instruments as we have deemed necessary or appropriate in connection with providing this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have not attempted to verify independently any factual matters in connection with the giving of the opinions set forth below.

Based upon the foregoing, we are of the opinion that:

1.	The Outstanding Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and
2.

The Warrant Shares have been duly authorized and upon issuance following exercise of the applicable warrants in accordance with the terms thereof, including payment to the Company of the exercise price for such Warrant Shares in full, such Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to our firm being referenced under the caption “Legal Matters” and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The opinions set forth herein are limited to laws of the State of Delaware that are normally applicable to the Shares covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than the Opined on Law on the opinions stated herein. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

This letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.